As filed with the Securities and Exchange Commission on January 4, 2018

Registration No. 333-222236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIONIK LABORATORIES CORP.

(Exact name of Registrant as specified in its charter)

Delaware	3842	27-1340346
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Eric Michel Dusseux, CEO

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq.

Michael S. Williams, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

Uniondale, New York 11556

(516) 663-6600

(516) 663-6601 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.001 par value	37,694,897	(3)	$0.156	$5,880,403.93	$732.11(4)

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, computed based upon the high ($0.17) and low ($0.142) selling prices per share of the registrant’s common stock on December 14, 2017 on the OTCQB marketplace. The closing price for such shares on December 14, 2017 was $0.17.

(3)	Represents (i) 15,211,606 shares of common stock, (ii) 1,424,957 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange of Exchangeable Shares of the registrant’s indirect subsidiary Bionik Laboratories, Inc., and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares. Pursuant to Rule 429, this amount does not include 71,930,025 shares of common stock and common stock underlying warrants that were registered for resale pursuant to the Registrant’s Registration Statements on Form S-1 (Registration Nos. 333-204491, 333-213051 and 333-207581), which shares are included in the alternate prospectus that forms a part of this Registration Statement.
(4)	Previously paid.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus forming a part of this Registration Statement on Form S-1 also relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), effective on December 20, 2016 (the “First Prior S-1”), the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), effective on February 3, 2017 (the “Second Prior S-1”), and the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581), effective on December 28, 2016 (the “Third Prior S-1”). This Registration Statement constitutes Post-Effective Amendment No. 3 to the First Prior S-1, Post-Effective Amendment No. 1 to the Second Prior S-1 and Post-Effective Amendment No. 1 to the Third Prior S-1.

EXPLANATORY NOTE

Bionik Laboratories Corp. (the “Registrant”) is filing this Amendment No. 1 to Form S-1 for the sole purpose of filing the opinion and consent of counsel as Exhibits 5.1 and 23.2, respectively.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Bionik Laboratories Corp. (the “Registrant”) in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$732.11
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$15,000.00
Miscellaneous	$4,267.89
Total	$25,000.00

Item 14. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”) during the last three years.

On February 26, 2015, the Registrant sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase one share of Common Stock at an exercise price of $1.2933 per share.

On March 27, 2015, the Registrant sold to accredited investors in a second closing, 1,212,500 Units for gross proceeds of $970,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other Offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $828,900.

On March 31, 2015, the Registrant sold to accredited investors in a third closing of the Offering, 891,250 Units for gross proceeds of $713,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $615,901.

On April 21, 2015, the Registrant sold to accredited investors in a fourth closing of the Offering, 3,115,000 Units for gross proceeds of $2,492,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $2,153,040.

On May 27, 2015, the Registrant sold to accredited investors in a fifth closing of the Offering, 1,418,750 Units for gross proceeds of $1,135,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $987,400.

On June 30, 2015, the Registrant sold to accredited investors in a sixth and final closing of the Offering, 2,035,000 Units for gross proceeds of $1,628,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of approximately $1,416,300.

The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Between October 20, 2015 and January 20, 2016, the Registrant issued an aggregate of 137,471 shares of Common Stock to consultants of the Company for services rendered or to be rendered. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

In connection with the Offering, the Registrant issued warrants to Highline Research Advisors LLC, an affiliate of Merriman Securities, as placement agent, or its sub-agents or affiliates of its sub-agents, to purchase an aggregate of 1,640,825 shares of the Registrant’s common stock, at an exercise price per share of $0.80 through February 26, 2019.

In 2015, the Registrant issued to a lender, warrants to purchase 349,522 Exchangeable Shares at an exercise price of $0.23 per share through March 21, 2017.

In February 2016, the Registrant issued an aggregate of 45,508 shares of Common Stock to warrant holders upon the cashless exercise of such warrants.

On April 21, 2016, the Registrant closed on the acquisition of Interactive Motion Technologies, Inc. (“IMT”), and paid as consideration an aggregate of 23,650,000 shares of Common Stock. Of such shares, 12,339,843 were issued on July 1, 2016 and 11,310,157 were issued on August 17, 2016.

In June 2016, the Registrant issued an aggregate of 70,000 shares of Common Stock to consultants of the Company for services rendered and an aggregate of 51,249 shares of Common Stock to warrant holders upon the cashless exercise of such warrants. The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D and, in the case of the IMT acquisition, no more than 35 non-accredited investors.

Between January 1, 2017 and March 31, 2017, an aggregate of 217,047 shares of our Common Stock were issued to consultants for services rendered or to be rendered, 174,759 shares of our Common Stock were issued after prior conversion of underlying Exchangeable Shares upon the exercise of outstanding warrants, 51,249 shares of Common Stock were issued from a cashless exercise of outstanding warrants, 110,096 shares of our Common Stock were issued upon the exercise of outstanding employee options and 2,090,664 shares of our Common Stock were issued upon the exchange and redemption of our outstanding Exchangeable Shares for shares of Common Stock. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, as transactions not involving any public offering.

From December 2016 through March 31, 2017, the Registrant issued convertible promissory notes in the aggregate principal amount of $2,000,000. In addition, such lenders were granted warrants to purchase shares of the Registrant’s common stock. The number of shares issuable upon exercise of the warrants are currently indeterminable, and are based upon a formula as set forth in the respective warrant agreements. The issuance and sale of such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

In May 2017, a joint venture partner of the Registrant was issued a convertible promissory note in the principal amount of $500,000. The lender was also granted warrants to purchase a number of shares of common stock from the Registrant equal to 25% of the number of shares to be issued at conversion of the promissory note. The issuance and sale of such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On June 27, 2017, certain warrantholders tendered an aggregate of 5,000,172 warrants for an aggregate exercise price of $0.25 per share, or $1,125,038. In addition, the Registrant issued to the solicitation agent with respect to such tender, three-year warrants to purchase 400,013 shares of common stock at an exercise price of $0.25 per share. The issuance of such shares of the Company’s common stock and the issuance of the solicitation agent warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

On September 1, 2017, the Company granted to a consultant a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, for a total aggregate amount of 6,122,676 shares underlying options , subject to vesting in accordance with the terms of the option.

Between August and December, 2017, the Company issued convertible promissory notes in the aggregate principal amount of approximately $3,000,000, and in addition to which the lenders were granted warrants to purchase a number of shares of common stock from the Company equal to 20% of the aggregate principal amount of the loan divided by the exercise price.

On September 1, 2017, the Company granted to its CEO a stock option representing  a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, for a total aggregate amount of 6,122,676 shares underlying options, subject to vesting in accordance with the terms of the option.

Between December 21, 2017 and January 3, 2018, the Company issued convertible promissory notes in the aggregate principal amount of approximately $1,250,000.

The securities granted and issued between August 2017 and January 2018 were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein

Exhibit
Number	Description of Exhibits

2.1	Plan of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
2.2	Agreement and Plan of Merger, dated as of March 1, 2016, by and among Bionik Laboratories Corp., Bionik Mergerco Inc. and Interactive Motion Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 7, 2016)
2.3	Waiver and Amendment Agreement, dated as of March 14, 2016, by and among Bionik Laboratories Corp., Hermano Igo Krebs, Bionik Mergerco Inc. and Interactive Motion Technologies, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 18, 2016)
3.1	Articles of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.2	Certificate of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.3	Certificate of Incorporation, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.4	Delaware By-laws, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.5	Amended and Restated Certificate of Incorporation dated February 10, 2015 (incorporated by reference to the Company’s 8- K filing on March 4, 2015)
3.6	Amended and Restated By-Laws (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
3.7	Certificate of Amendment of the Certificate of Incorporation, dated November 8, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 8, 2017).
4.1	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.2	Schedule A to Articles of Amendment of Bionik Laboratories Inc., relating to the Exchangeable Shares of Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.3	Form of Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.5	Form of Warrant (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
5.1*	Opinion of Ruskin Moscou Faltischek, P.C.
10.1	Investment Agreement, dated February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.2	Voting and Exchange Trust Agreement, made as of February 26, 2015, among Bionik Laboratories Corp., Bionik Laboratories, Inc. and Computershare Trust Company of Canada dated February 26, 2015 (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.3	Support Agreement, made as of February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.4	Registration Rights Agreement, made as of February 26, 2015, by and between Bionik Laboratories Inc. and each of the several shareholders signatory thereto (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.5	Novation Agreement, dated as of February 26, 2015, between Bionik Laboratories Corp. and Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.6	Spin-Off Agreement, dated as of February 26, 2015, by and among Bionik Laboratories Corp., and Brian E. Ray and Jon Lundgreen (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.7	Assignment and Assumption Agreement, dated as of February 26, 2015, by and between Bionik Laboratories Corp. and Tungsten 74 LLC (incorporated by reference to the Company’s 8-K filing on March 4,2015)
10.8	Form of Subscription Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)

10.9	Peter Bloch Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.10	Michal Prywata Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.11	Leslie Markow’s Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.12	Bionik Laboratories Corp. f/k/a Drywave Technologies, Inc. 2014 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C filing on October 6, 2014)
10.13	Minutes of Settlement (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.14	License Agreement with The Massachusetts Institute of Technology, as amended (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.15	Exclusive Patent Application and Patent License Agreement between Interactive Motion Technologies, Inc., and Hermano Igo Krebs and Caitlyn Joyce Bosecker (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.16	Employment Agreement with Timothy McCarthy (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2016)
10.17	Registration Rights Agreement dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.18	Employment Agreement with Hermano Igo Krebs dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.19	Allonge #3 to Secured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 2, 2017)
10.20	Convertible Promissory Note dated March 28, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.21	Form of Allonge to Promissory Notes dated as of March 28, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.22	Cooperative Joint Venture Contract dated May 23, 2017, by and between Ginger Capital Investment Holding Ltd. and Bionik Laboratories Corp. (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.23	Convertible Promissory Notes in the principal amount of $200,000 to Leizhang, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.24	Convertible Promissory Notes in the principal amount of $150,000 to Bluestone International Capital LLC, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.25	Convertible Promissory Notes in the principal amount of $150,000 to Ginger Capital, LLC, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.26	Demand Notes in favor of Neville Hogan, in the aggregate principal amount of $50,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.27	Amendments to Demand Notes with Neville Hogan (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.28	Demand Notes in favor of Hermano Igo Krebs, in the aggregate principal amount of $120,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.29	Amendments to Demand Notes with Hermano Igo Krebs (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)

10.30	Demand Notes in favor of Rodolfo Rohr, in the aggregate principal amount of $130,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.31	Amendments to Demand Notes with Rodolfo Rohr (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.32	License Agreement by and between Bionik Laboratories Corp. and China Bionik Medical Rehabilitation Technology Ltd. dated May 17, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.33	Distribution Agreement by and between Bionik Laboratories Corp. and China Bionik Medical Rehabilitation Technology Ltd. dated May 17, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.34	Joint Development and Manufacturing Agreement by and between Bionik Laboratories Corp. and Wistron Medical Tech Holding Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.35	First Amendment to Tim McCarthy Employment Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 9, 2017)
10.36	Equity Compensation Agreement between the Company and 4A Consulting and Engineering (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.37	Form of Convertible Promissory Note in the principal amount of up to $2,000,000 (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.38	Peter Bloch Separation Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.39	Eric Dusseux Employment Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.40	Equity Compensation Agreement between the Company and Eric Dusseux (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.41	Form of Subscription Agreement for the sale of up to $2,000,000 in Convertible Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.42	Form of Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.43	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.44	Allonge #1 to Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.45	Form of Allonge #2 to Convertible Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.46	Form of Allonge to Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.47	Allonge to Demand Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2017)
10.48	Allonge to Demand Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2017)
14.1	Code of Business Conduct and Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)
21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-1/A-3 (Registration Number 333-207581), filed with the Commission on May 13, 2016)
23.1+	Consent of MNP, LLP
23.2*	Consent of Ruskin Moscou Faltischek, P.C. (contained in the Opinion of Ruskin Moscou Faltischek, P.C. under Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)

101.INS+	XBRL Instance Document
101.SCH+	XBRL Taxonomy Extension Schema Document
101.CAL+	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF+	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB+	XBRL Taxonomy Extension Label Linkbase Document
101.PRE+	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

+ Previously Filed

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on January 4, 2018.

Bionik Laboratories Corp.

By:	/s/ Leslie Markow
Leslie Markow
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director and Chief Executive Officer	January 4, 2018
Eric Michel Dusseux	(Principal Executive Officer)

Chairman
Peter Bloch

/s/ Leslie N. Markow	Chief Financial Officer	January 4, 2018
Leslie Markow	(Principal Financial and Accounting Officer)

*	Chief Operating Officer	January 4, 2018
Michal Prywata	and Director

*	Director	January 4, 2018
Remi Gaston Dreyfus

Director
Marc Mathieu

*	Leslie Markow, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing her name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.